Exhibit 5

                                   LAW OFFICES


                           DRINKER BIDDLE & REATH LLP
                       A PENNSYLVANIA LIMITED PARTNERSHIP
                         SUITE 300, 1000 WESTLAKES DRIVE
                         BERWYN, PENNSYLVANIA 19312-2409
                              Phone (610) 993-2200
                               Fax (610) 993-8585


                                 August 3, 1999

Urban Outfitters, Inc.
1809 Walnut Street
Philadelphia, PA 19103

     Gentlemen: We have acted as counsel to Urban Outfitters, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 100,000 Common Shares of the Company, par value $.000l per share (the "Shares"), issuable pursuant to the Company's 401(k) Savings Plan (the "Plan").

     In that capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation and By-Laws, each as amended through the date hereof, resolutions of its Board of Directors, the Plan, and such other documents and corporate records as we have deemed appropriate in the circumstances.

     In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

     Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that upon the issuance of the Shares by the Company in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited to the Business Corporation Law of the Commonwealth of Pennsylvania.

     Please be advised that Harry S. Cherken, Jr., a director of the Company, is a partner in our firm. Mr. Cherken owns 6,000 of the Company's Common Shares and options to buy 62,000 of the Company's Common Shares.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                            Very truly yours,



                                            /s/ DRINKER BIDDLE & REATH LLP
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                                                DRINKER BIDDLE & REATH LLP